                                                                     Exhibit 8.1

                                 [DUANE MORRIS LOGO]  FIRM AND AFFILIATE OFFICES

                                                      NEW YORK
                                                      LONDON
                                                      CHICAGO
                                                      HOUSTON
                                                      PHILADELPHIA
                                                      SAN DIEGO
                                                      SAN FRANCISCO
                                                      DETROIT
                                                      BOSTON
                                                      WASHINGTON, DC
                                                      ATLANTA
                                                      MIAMI
                                                      PITTSBURGH
                                                      NEWARK
                                                      ALLENTOWN
                                                      WILMINGTON
                                                      CHERRY HILL
                                                      HARRISBURG
                                                      BANGOR
                                                      PRINCETON
                                                      PALM BEACH
                                                      WESTCHESTER

www.duanemorris.com

April 7, 2004


Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
11400 Reichold Road
Gulfport, Mississippi 39503

     RE:  REGISTRATION STATEMENT ON FORM S-4
          FILE NO. 333-_________________

Ladies and Gentlemen:

We have acted as special tax counsel to Premier Entertainment Biloxi LLC and Premier Finance Biloxi Corp. (collectively, the "Registrant") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-4 (File No. 333-____) (the "Registration Statement") relating to the proposed issuance of up to $160,000,000 aggregate principal amount of 10 3/4% First Mortgage Notes due 2012 of the Registrant (the "New Notes") in exchange for all outstanding 10 3/4% First Mortgage Notes due 2012 of the Registrant, originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes").

Our opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service and judicial decisions, all as in effect on the date of this letter. These provisions and interpretations are subject to change, possibly with retroactive effect, which may result in modification of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, or of a contrary position by the Internal Revenue Service or the Treasury Department in regulations or rulings issued in the future.

In rendering our opinion, we have examined such statutes, regulations, records and other documents as we consider to be necessary or appropriate as a basis for our opinion, including the Registration Statement and have prepared the section of the Registration Statement entitled "Certain United States Federal Income Tax Considerations."

Based on the foregoing, it is our opinion that as stated in the section of the Registration Statement entitled "Material Federal Income Tax Considerations," the exchange of Original Notes for New Notes by holders will not be a taxable exchange for U.S. federal income tax

DUANE MORRIS LLP
227 WEST MONROE STREET, SUITE 3400                           PHONE: 312.499.6700
CHICAGO, IL 60606                                            FAX:   312.499.6701

Premier Entertainment Biloxi LLC
(d/b/a Hard Rock Hotel & Casino Biloxi)
Premier Finance Biloxi Corp.
April 7, 2004
Page 2

purposes, and holders will not recognize any taxable gain or loss or any interest income as a result of such exchange.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York and the Federal laws of the United States.

We hereby consent to the use of this opinion as Exhibit 8.1 to the Registration Statement and related prospectus filed with the Securities and Exchange Commission and to the reference to us under the caption "Legal Matters" therein.


                                          Very truly yours,

                                          /s/ Duane Morris LLP
                                          Duane Morris LLP